EXHIBIT 77.O

77.O    TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Fixed Income Securities Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.



1)      Issuer:                 Houghton Mifflin
        Date of Purchase:       01/24/2003
        Underwriter from whom Purchased:
                                Goldman Sachs
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                Deutsche Bank
                                Bank One
        Aggregate dollar amount of purchase:
                                $19,844.00
        Aggregate dollar amount of offering:
                                $400,000,000
        Purchase price (net of fees and expenses):
                                $99.22
        Date offering commenced:
                                01/24/2003
        Commission:             $396.88 net



2)      Issuer:                 Cinemark USA
        Date of Purchase:       02/06/2003
        Underwriter from whom Purchased:
                                Lehman Brothers
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                Bank of America
                                Bank of New York
        Aggregate dollar amount of purchase:
                                $45,000
        Aggregate dollar amount of offering:
                                $150,000,000
        Purchase price (net of fees and expenses):
                                $100
        Date offering commenced:
                                02/6/2003
        Commission:             $1,237.50 net







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3)      Issuer:                 Peabody Energy
        Date of Purchase:       3/14/2003
        Underwriter from whom Purchased:
                                Lehman Brothers
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:

        Aggregate dollar amount of purchase:
                                $250,000
        Aggregate dollar amount of offering:
                                $650,000,000
        Purchase price (net of fees and expenses):
                                $100 per share
        Date offering commenced:
                                3/14/2003
        Commission:             $4,375.00 net



4)      Issuer:                 Morgan Stanley
        Date of Purchase:       04/30/2003
        Underwriter from whom Purchased:
                                Morgan Stanley
        Affiliated Underwriters:
                                Fleet Securities, Inc.
        Other Members of Syndicate:
                                BMO Nesbitt Burns Inc.
                                Credit Lyonnais Securities
                                Loop Capital Markets LLC
                                Scotia Capital Inc.
        Aggregate dollar amount of purchase:
                                $944,803.50
        Aggregate dollar amount of offering:
                                $1,250,000,000
        Purchase price (net of fees and expenses):
                                $97.453
        Date offering commenced:
                                04/30/2003
        Commission:             $18,999.71 net